                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549

                                  -----------------

                                      FORM 8-A/A

                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                             FOUNDERS FOOD & FIRKINS LTD.
                (Exact Name of Registrant as Specified in its Charter)

                MINNESOTA                              41-1883639
(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)

          5831 CEDAR LAKE ROAD
        ST. LOUIS PARK, MINNESOTA                         55416
          (Address of principal                        (Zip Code)
           executive offices)

If this form relates to the               If this form relates to the
registration of a class of securities     registration of a class of
pursuant to Section 12(b) of the          securities pursuant to Section 12(g)
Exchange Act and is effective             of the Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box.   / /                                box.   /X/

Securities Act registration statement file number to which this form relates:
333-93459

Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                   Name of Each Exchange on
          to Be so Registered             Which Each Class is to Be Registered
          -------------------             ------------------------------------

                 None                                     None


Securities to be registered pursuant to Section 12(g) of the Act:


Units, each consisting of one share of Common Stock, $0.01 par value, and one redeemable Class A Warrant to purchase one share of Common Stock
                                   (Title of Class)

                            Common Stock, $0.01 par value
                                   (Title of Class)

             Redeemable Class A Warrants to purchase Common Stock
                              (Title of Class)

ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

This registration statement relates to the units, common stock and redeemable Class A Warrants of Founders Food & Firkins Ltd. (the "Registrant"). A description of the Registrant's securities is contained in the Registrant's prospectus under the caption "Description of Securities," which is a part of the Registrant's Registration Statement on Form SB-2 (File No. 333-93459), filed with the SEC on December 22, 1999, as amended, which is incorporated herein by reference. Such description is also included in the form of prospectus filed by the Registrant pursuant to Rule 424(b) on June 6, 2000, which prospectus is incorporated herein by reference.

ITEM 2.   EXHIBITS.

The following exhibits have been filed with the SEC and are incorporated herein by reference.

     - Articles of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form SB-2 (File No. 333-93459), filed with the SEC on December 22, 1999, as amended).

     - By-laws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form SB-2 (File No. 333-93459), filed with the SEC on December 22, 1999, as amended).

     - Specimen common stock certificate (incorporated by reference to Exhibit 4.2 of the Registrant's Registration Statement on Form SB-2 (File No. 333-93459), filed with the SEC on December 22, 1999, as amended).

     - Form of Warrant Agreement (including specimen Class A Warrant certificate) (incorporated by reference to Exhibit 4.3 of the Registrant's Registration Statement on Form SB-2 (File No. 333-93459), filed with the SEC on December 22, 1999, as amended).

     - Specimen unit certificate (incorporated by reference to Exhibit 4.4 of the Registrant's Registration Statement on Form SB-2 (File No. 333-93459), filed with the SEC on December 22, 1999, as amended.)

                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated: March 19, 2001                    FOUNDERS FOOD & FIRKINS LTD.


                                     By /s/ Steven J. Wagenheim
                                     ------------------------------------------
                                        Steven J. Wagenheim
                                        President and Chief Executive Officer